EMPLOYMENT AGREEMENT

This Employment Agreement ("Agreement") is made this 30th day of June, 1999, effective June 1, 1999 and entered into between WorldWideWeb Institute.com, Inc., a Florida corporation
("Company"), and Smiley J. Sansoni ("Employee").

                                    RECITALS

A. Company is a corporation engaged in the business of providing web hosting, design and web based training to businesses. Employee is an individual possessing unique management and operating talents of value to the Company.

B. Company desires to employ Employee as Chief Operating Officer of the Company and in such other capacities as agreed on from time to time in writing by Employee and Company, and Employee desires to accept such employment, on the terms and conditions set forth in this Agreement.

C. Company and Employee each desire to prevent other competitive businesses from securing Employee's services and utilizing Employee's experience, background, confidential information and inventions as hereinafter set forth.

                                   AGREEMENTS

         In consideration of the foregoing recitals and the covenants and agreements of the parties contained herein, the parties do hereby agree as follows:

1.       Employment: Company hereby hires Employee to perform the
         ----------
         duties and render the services hereinafter set forth in
         Section 2, for a period of five (5) years, commencing June 1, 1999 (the "Employment Term"), and Employee hereby accepts said employment and agrees to perform said services during the term of this Agreement. Unless this Agreement is so terminated, or unless the Company elects not to renew this Agreement at the end of its initial five-year term, or any subsequent term, by giving notice to Employee of such non-renewal at least 180 days prior to the end of such term, this Agreement shall be automatically renewed on the same terms for successive one-year periods.

2.       Duties:  Employee agrees to render to the Company the services
         ------
         of Chief Executive Officer and President of Company as outlined in Attachment A.

3.       Compensation: As compensation for his services to be performed
         ------------
         hereunder, Company shall provide Employee with the following compensation and benefits:


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         (a)      Base Salary:  For all services rendered by Employee to Company hereunder, the Employee's base salary shall be $250,000.00 per year, which shall commence June 1, 1999 by the Company, payable in accordance with the Company's payroll practices as in effect from time to time, and subject to such withholding as is required by law.

         (b)      Bonus: In addition to the base salary specified above,
                  -----
                  Employee may be paid a bonus which shall be in an amount representing twenty-five (25%) percent of base salary for the period beginning with the Closing and ending with the end of the Company's fiscal year (03/31/04). Employee shall be guaranteed a minimum bonus of $50,000.00 dollars. The performance criteria will be mutually developed during the first 30 days subsequent to the closing.

         (c)      Automobile Allowance: Employee shall be entitled to a
                  --------------------
                  monthly automobile allowance no greater than $1,300.00 per month.

         (d) Vacation: Employee shall be entitled to 3 weeks paid vacation for the first year and for the subsequent years of this Agreement. If the vacation is not used during the year earned, it will be carried forward into subsequent years.

         (e)      Life Insurance: Employee is hereby authorized to take out
                  --------------
                  life insurance policies on his own life in the face amount of $1,600,000.00, with the provision that all dividends on such policy shall be applied in reduction of premiums, and the Company shall agree to pay the annual premiums on such policy so long as the Employee is employed by the Company or is a member of the Board of Directors, and that such premium payments shall be deemed to be additional compensation to Employee. It is further agreed that the Company shall have no interest or claim to such life insurance policy, and that possession of the policy and all of the rights therein, including the right to designate the beneficiary, shall vast completely in the Employee.

                  Further, at any time during the term of this Agreement, the Company shall have the right to insure the life of the Employee for the Company's sole benefit, and to determine the amount of insurance and the type of policy. The Company shall be required to pay all premiums due on such policy. The Employee shall cooperate with the Company in taking out the insurance by submitting to a physical exam, by supplying all information required by the insurance company, and by executing all necessary documents. The Employee, however, shall incur now financial obligation by executing any required document,

6399-0100 286751.1
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                  and sha11 have no interest in any such policy.

         (f)      Business Expenses: The Company shall reimburse Employee
                  -----------------
                  for all reasonable business expenses incurred by Employee in the course of performing services for the Company.

         (g)      Other Benefits: This Agreement shall not be in lieu of
                  --------------
                  any rights, benefits and privileges to which Employee may be entitled to as an employee of the Company under any retirement, pension, profit-sharing, insurance, hospital or other plans which may now be in effect or which may hereafter be adopted. Employee shall have the same rights and privileges to participate in such plans and benefits as any other employee during his period of employment.

4.       Termination:  This Agreement and Employee's employment are
         -----------
         subject to immediate termination at any time as follows:

         (a) Death: This Agreement shall terminate immediately upon Employee's death, in which event the Company's only obligation shall be payment of all compensation due Employee for services rendered by Employee prior to the date of his death to Employee's estate or beneficiary.

         (b)      Resignation:  Upon resignation, Employee shall only be
                  -----------
                  entitled to compensation earned as of the date of resignation. Employee shall give 30 days notice of resignation in order to allow for an appropriate transition. Employee agrees to cooperate with the Company upon reasonable request during the 30-day period and shall receive salary during this period of transition.

         (c)      Employee's Rights Upon Termination: In the event the
                  ----------------------------------
                  Company elects not to renew Employee's employment, and the Employee provides to the Company in a form satisfactory to the Company a release and waiver of any and all claims and rights which the Employee may then have or be capable of asserting against the Company, the Company shall pay to the Fmployee a lump sum severance payment equal to the Employee's annual base salary as of the date of termination. Such payment shall be made within thirty (30) days or for balance of term of Agreement from the date of termination. The severance payment described in this paragraph shall be in lieu of any other obligations of the Company to the Employee or rights or claims of the Employee against the Company.

         (d)      Return of Company Property:  Upon termination  of
                  --------------------------
                  employment for any reason, Employee shall immediately return to the Company without condition all files, records, keys, and other property of the Company.


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5.       Conflict of Interest:  During the term of this Agreement,
         --------------------
         Employee shall devote Employee's full working time, ability, and attention to the business of the Company, and shall not accept other employment or engage in any other outside business activity which interferes with the performance of Employee's duties and responsibilities under this Agreement or which involves actual or potential competition with the business of the Company, except with the express written consent of the Company.

6.       Assignment:  This Agreement may not be assigned by Employee,
         ----------
         but may be assigned by the Company to any successor in interest to its business. This Agreement shall bind and inure to the benefit of the Company's successors and assigns, as well as Employee's heirs, executors, administrators, and legal representatives.

7. Notices: All notices and other communications under this Agreement shall be in writing and shall be delivered personally or mailed by registered mail, return receipt requested and shall be deemed given when so delivered or mailed, to a party at such address as a party may, from time to time, designate in writing to the other party. The initial addresses for notices are as follows:

                           Employer:        WorldWideWeb Institute, Inc.
                                            6245 N.W. 9th Avenue
                                            Suite 201
                                            Ft. Lauderdale, Florida 33309

                           Employee:        Smiley J. Sansoni
                                            2726 N.E. 17th Street
                                            Ft. Lauderdale, Florida 33309

                           Attorney:        Richard A. Ivers, Esq.
                                            Romanik Russ & Ivers
                                            20170 Pines Boulevard, Suite 302
                                            Pembroke Pines, Florida 33029

8.       Severability: In the event any provision of this Agreement is
         ------------
         void or unenforceable, the remaining provisions shall continue in full force and effect.

9.       Waiver:  No waiver of any breach of this Agreement shall
         ------
         constitute a waiver of any subsequent breach.

10.      Applicable Law:  This Agreement shall be construed according
         --------------
         to the laws of the State of Florida. In the event action is brought to enforce any provisions of this Agreement in the Circuit Court for Broward County, the prevailing party shall be entitled to reasonable attorney's fees as fixed by the court.



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11.      Headings:  The paragraph and subparagraph headings herein are
         --------
         for convenience only and shall not affect the construction hereof.

12.      Miscellaneous:
         -------------

         (a) This Agreement constitutes the entire Agreement between the parties regarding the above matters, and each party acknowledges that there are no other written or verbal Agreements or understandings relating to such subject matter between the Employee and any other individuals or entities other than those set forth herein. No amendment to this Agreement shall be effective unless it is in writing and signed by both the parties hereto. All prior written or oral agreements concerning the relationship between the Company and the Employee are merged in this agreement and are of no legal effect.

         (b) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original for all purposes hereof.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands on this 6TH day of June , 1999.

WORLDWIDEWEB INSTITUTE, INC.                         SMILEY J. SANSONI


By:      /s/Ernest D. Chu                   /s/Smiley J. Sansoni
         ---------------------------        ------------------------------------
         Signature                             Signature

Its: Chief Financial Officer                   Pres/CEO
    --------------------------------        ------------------------------------




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